Exhibit 10.54

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$10,000,000.00	Cincinnati, Ohio
November 10, 2004

FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers”), hereby promise, jointly and severally, to pay to the order of Fifth Third Bank (the “Bank”), at its office at Fifth Third Center, MD 109052, Cincinnati, Ohio 45263, on the Termination Date (as defined in the Agreement referred to below), the lesser of the principal sum of Ten Million Dollars ($10,000,000.00) and the aggregate unpaid principal amount of the Revolving Credit Loan made by the Bank to the Borrowers pursuant to Section 2.1 of the Credit Agreement dated as of December 7, 1999, as subsequently amended, among the Borrowers and the banks party thereto (as amended, supplemented or otherwise modified form time to time (including hereafter modified), the “Agreement”), in lawful money of the United States of America in immediately available funds, and to pay interest from the date of disbursement thereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable ion the dates determined pursuant to the Agreement.

The holder of this Note is authorized to endorse on a schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof all borrowings evidenced by this Note, the length of each interest period with respect thereto and all payments and repayments of the principal hereof and interest hereon and the respective dates thereof, or to otherwise record such information in its internal records, and any such endorsement or recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the holder hereof to make any such endorsement or recordation or any error in such endorsement or recordation shall not in any manner affect the obligations of the Borrowers to make payment of principal and interest in accordance with the terms of this Note and the Agreement.

This Amended and Restated Revolving Credit Note amends, consolidates, replaces and restates the three Revolving Credit Notes, each dated on or about December 7, 1999, and each in the original maximum amount of $3,333,333.00 from Borrowers (except CECO Abatement Systems, Inc., who became one of Borrowers pursuant to the Fourth Amendment to Credit Agreement, dated as of August 20, 2001) to Bank, PNC Bank, National Association (“PNC”) and Bank One, N.A. (“Bank One”). The Revolving Credit Notes from Borrowers to PNC and Bank One were previously assigned by PNC and Bank One to Bank pursuant to that certain Intercreditor Agreement dated as of November 13, 2003. For all purposes of the Agreement, this Note is the Revolving Credit Note(s) and the loan evidence by this Note is the Revolving Credit Loan(s). This Note replaces the prior three Revolving Credit Notes and is entitled to all of the benefits of the prior three Revolving Credit Notes, all of the collateral therefore and all rights and benefits of the prior three Revolving Credit Notes under the Agreement (as previously amended and as hereinafter amended).

This Note is the Revovling Credit Note referred to in, evidences indebtedness incurred under, and is entitled to the benefits of the Agreement. The Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for a higher rate of interest on past due amounts and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified.

The Borrowers hereby waive diligence, presentment, demand, protest, and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a wavier thereof in that or any subsequent instance.

This Note shall be construed and interpretated in accordance with and governed by the laws of the State of Ohio. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

CECO GROUP, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Chief Financial Officer

CECO FILTERS, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

AIR PURATOR CORPORATION

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	President

NEW BUSCH CO., INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

THE KIRK & BLUM MANUFACTURING COMPANY

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

KBD/TECHNIC, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer :

CECO ABATEMENT SYSTEMS, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer